Garza & Staples, P.C.
                                ATTORNIES AT LAW
                                5420 LBJ FREEWAY
                               1230 LINCOLN CENTRE
                              DALLAS , TEXAS 75240

                            Telephone (214) 373-3300
                               Fax (972) 404-1300
                                                            October 14,1998


Steven C. Duvall
Assistant Director
Securities and Exchange Commission
Washington, D. C. 20549

     Re: Woodhaven Hones, Inc.
     File No. 333-62467

Dear Mr. Duvall:

         We transmit herewith Amendment No. 2 to the above registration statement to include exhibits 23.3 and 23.4, which were not included in Amendment 1 filed on October 13, 1998.


                                                            Very truly yours,



                                  Joe B. Garza

     As filed with the Securities and Exchange Commission on October 14, 1998
                              Registration No. 333-62467
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                              Woodhaven Homes, Inc.
                         (Name of issuer in its charter)

                              Texas 1623 75-2777805





            (State or jurisdiction of incorporation or organization)
            (Primary Standard Industrial Classification Code Number)
                                     (I.R.S.
                             Identification Number)



                              Woodhaven Homes, Inc
                             2501 Oaklawn, Suite 550
                               Dallas, Texas 75219
                                 (214) 599-1999
                   (Address and telephone number of principal
               executive offices and principal place of business)

                                Richard D. Laxton
                              Woodhaven Homes, Inc
                             2501 Oaklawn, Suite 550
                               Dallas, Texas 75219
                                 (214) 599-1999
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:







Garza & Staples                                   Maurice J. Bates, Esq.
Joe Garza                                         Maurice J. Bates, L.L.C.
1230 Lincoln Center Two                           8214 Westchester Suite 500
Dallas, Texas 75225                               Dallas, Texas 75225
(800) 442-7040                                    (214) 692-3566
(972) 404-1300 FAX                                (214) 987-2091 FAX

         Approximate date of proposed sale to public:As soon as practicable after the effective date of the Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. X

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.


(Registration Statement cover page cont'd)
                                       Calculation of Registration Fee
Title of Each Class of             Amount to be      Proposed Maximum          Proposed Maximum           Amount of
 Securities to be Registered        Registered   Offering Price per Share  Aggregate Offering Price   Registration Fee
                                                          (1) (1) (1)

Units                           1,150,00            $10.00                      $11,500,000            $3,450
Common Sock, par
   value                        $0.01 (2)         1,150,000 (2)                  (2)             (2)

Redeemable Common Stock
Purchase
Warrants (2)                    1,150,000             (2)                       (2)               (2)

Common Stock, par
Value $0.01 (3)                 1,150,000            $12.00                 $13,800,000         $4,140

Underwriter's Warrants (4)       100,000             $ 0.01                    $100.00           $100

Units Underlying the
Underwriter's Warrants           100,000             $12.00                  $1,200,000          $360

Common Stock, par
value $0.01 (5)                  100,000               (5)                       (5)               (5)

Redeemable Common Stock
Purchase Warrants                100,000               (5)                       (5)               (5)

Common Stock, par
value $0.01 (6)                  100,000             $12.00                  $1,200,000          $360

Total                                             $27,700,100                   $8,310

(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      Included in the Units.  No additional registration fee is required.
(3) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants. Pursuant to Rule 416 there are also registered an indeterminate number of shares of Common Stock which may be issued pursuant to the antidilution provisions applicable to the Redeemable Common Stock Purchase Warrants, the Underwriter's Warrants and the Redeemable Common Stock Purchase Warrants issuable under the Underwriters Warrants. (4) Underwriters' Warrants to purchase up to 100,000 Units, consisting of an aggregate of 100,000 shares of Common Stock and 100,000 Redeemable Common Stock Purchase Warrants. (5) Included in the Units underlying the Underwriters' Warrants. No additional registration fees are required. (6) Issuable upon exercise of Redeemable Common Stock Purchase Warrants underlying the Underwriters' Units.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Estimated expenses in connection with the public offering by the Company of the securities offered hereunder are as follows:

Securities and Exchange Commission Filing Fee                                             $8,310
Nasd Filing Fee                                                                            3,270
Blue Sky Fees and Expenses*                                                                5,000
American Stock Exchange Application and Listing Fee                                       20,000
Accounting Fees and Expenses*                                                             40,000
Legal Fees and Expenses                                                                  175,000
Printing*                                                                                 30,000
Fees of Transfer Agents and Registrar*                                                     5,000
Underwriters' Non-Accountable Expense Allowance                                          200,000
Miscellaneous*                                                                            13,420
                                                                                        ----------
         Total*                                                                         $500,000
----------------
*        Estimated.


Item 14.  Indemnification of Directors and Officers.

Pursuant to Section 2.02-1 of the Texas Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in his official capacity with the corporation including expenses and attorneys fees.

         Article Nine of the Articles of Incorporation provides that a director of the Corporation shall not be liable to the corporation or the shareholders for any act or omission in such capacity as a director to the fullest extent permitted by Texas statutory or decisional law.


Item 15. Recent Sales of Unregistered Securities


         The Registrant has not issued any unregistered securities during the last three years but intends to issue 2,000,000 shares of its common stock to Richard D. Laxton, Phillip R. Johns and Mark V. Johns, the three principals of Woodhaven Homes, Ltd., a Texas limited partnership (the "Partnership") in exchange for all of the assets of the Partnership, all of the outstanding capital stock of the corporate general partner, W. H. Management, Inc. and all of the outstanding capital stock of Resland Development Company, Inc. ("Resland") prior to the effective date of this offering. The three principals are the registrant's officers and directors and have been the managers of the Partnership and its predecessor limited liability company and Resland and have access to all corporate information. The exchange of stock for assets is designed to qualify as a tax free exchange under section 351 of the Internal Revenue Code of 1986 and will be exempt from registration under the Securities Act provided by Section 4(2) thereunder as a transaction not involving a public offering.

No underwriter was involved in the transaction

Item 16. Exhibits and Financial Statement Schedules

         (a). Exhibits:
         Exhibit No      Item

         Exhibit 1.1     Form of Underwriting Agreement.(3)
         Exhibit 1.2     Form of Underwriters' Warrant Agreement.(3)
         Exhibit 3.1     Articles of Incorporation of the Registrant. (3)
         Exhibit 3.2     Bylaws of the Registrant (3)
         Exhibit 4.1 Form of Warrant Agreement between Company and Securities Transfer Corporation (3)
         Exhibit 4.3     Specimen of Warrant Certificate. (3) Contained in
                         Exhibit 4.1
         Exhibit 4.4     Form of Warrant of Joe B. Garza (3)

         Exhibit 5.1     Opinion of Garza & Staples.(3)
         Exhibit 10.1    Stock Option Plan (3)
         Exhibit 10.2    Lease between the Registrant and Gaedeke Holdings,
                         Ltd. (3)
         Exhibit 10.3 Form of Bank Loan Agreement between the Registrant and its lenders.(3)
         Exhibit 10.4    Joint Venture Agreement with The GM Group, Inc. (3)
         Exhibit 23.1 Consent of Turner , Stone & Company, L.L.P., Certified Public Accountants.(3)
         Exhibit 23.2 Consent of Garza & Staples is contained in their opinion to be filed as Exhibit 5.1 to this registration statement.(3)
         Exhibit 23.3    Consent of American Metro/Study Corporation (1)
         Exhibit 23.4    Consent of Robert A. Shuey (1)
         Exhibit 27.1    Financial Data Schedule (3)

         -----------------------
         (1) Filed herewith

         (2) To be filed by amendment (3) Previously filed

         (b) Financial Statement Schedules: Not applicable

Item 17.  Undertakings

         The undersigned registrant hereby undertakes as follows:

         (1) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (2) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (a) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the Registration Statement; and

                  (c) Include any additional or changed material information on the plan of distribution.

         (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5)      For the  purposes  of  determining  any  liability  under  the
                  Securities  Act,  the  information  omitted  from  the form of prospectus  filed  as  part  of a  registration  statement  in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Dallas, State of Texas, on October 14, 1998.

                                                 WOODHAVEN HOMES, INC.


                                            By: /s/ Richard D. Laxton
                                  Richard D. Laxton, Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW  ALL  MEN BY  THESE  PRESENTS,  that  each  person  whose signature appears below constitutes and appoints RICHARD D. LAXTON and PHILLIP R. JOHNS and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                             Title                         Date



/s/ Richard D. Laxton
Richard D. Laxton               Chief Executive Officer,      October 14 , 1998
                              Director (Principal Executive
                             Officer and Principal Financial
                                 and Accounting Officer)

/s/ Phillip R. Johns
 Phillip R. Johns              President, Director           October 14, 1998



 /s/ Mark V. Johns                                           October 14, 1998
  Mark V. Johns                 Vice President, Director